Exhibit 10.41

Lightlake Therapeutics Inc.
96-98 Baker Street London, First Floor
W1U 6TJ, UK
November 12, 2014
Dear Mr. Arvind Agrawal,
Lightlake Therapeutics Inc., with offices located at 96-98 Baker Street, First Floor, London, W1U 6TJ, UK, a Nevada corporation (the "Company"), recognizes that you have been providing requested services on an ad hoc basis during 2014 without a formal engagement agreement in place. Accordingly, for your provision of these services, as per the terms of this letter agreement (the "Letter Agreement") the Company agrees to issue you compensation in the form of options (the "Options") to purchase 5,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock").
3,000,000 of the Options shall have an exercise price of $0.10 and 2,000,000 of the Options shall have an exercise price of $0.15. All of the Options shall be granted as of the date hereof The 3,000,000 Options with an exercise price of $0.10 shall vest at the end of each calendar quarter for the next twelve calendar quarters at a rate of 250,000 Options per calendar quarter. The 2,000,000 Options with an exercise price of $0.15 shall vest at the end of each calendar quarter for the next eleven calendar quarters at a rate of 166,666 Options per calendar quarter with 166,674 Options vesting at the end of the subsequent calendar quarter. The Options shall contain a cashless exercise provision and standard adjustment provisions with respect to stock splits, recapitalizations, change of control and fundamental transactions but shall not contain any anti-dilution or price protection. The Options shall have a five-year life from their date of grant and be non-transferable. The Options shall be in such form as attached hereto as Exhibit A. The Options shall be exercised as per a notice in such form as attached hereto as Exhibit B, which notice shall be mailed to the Company's then current official address listed in securities filings and also be sent to and received by both Company email addresses set forth at the bottom of this Letter Agreement. Upon your exercise of the Options, the fair market value per share of Common Stock shall be equal to the closing price of the Common Stock on the day prior to such exercise.
This Letter Agreement, together with any other documents incorporated herein by reference, and related exhibits and schedules, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
This Letter Agreement, may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to the Letter Agreement or, in the case of waiver, by the party or parties waiving compliance.

This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in New York in any legal suit, action or proceeding arising out of or based upon this Letter Agreement and/or the services and/or compensation provided hereunder.
If any term or provision of this Letter Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Letter Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
This Letter Agreement may be executed in multiple counterparts and by facsimile signature or by email of a PDF document, each of which shall be deemed an original and all of which together shall constitute one instrument.
If this Letter Agreement accurately sets forth our understanding, kindly execute the enclosed copy of this Letter Agreement and return it to the undersigned.
Very truly yours,
LIGHTLAKE THERAPEUTICS INC.
By: /s/ Kevin Pollack
Name: Kevin Pollack
Title: CFO
Address: 96-98 Baker Street, First Floor, London, W1U 6TJ, UK
Email Addresses (for electronic Notice): Both kevin.pollack@lightlaketherapeutics.com and roger.crystal@lightlaketherapeutics.com
ACCEPTED AND AGREED:
ARVIND AGRAWAL
By: /s/ Arvind Agrawal
Date: 12th November 2014
Tax Id. No.:
Email Address (for electronic Notice):